SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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This Schedule 14A contains two surveys that were commissioned and paid for by David W. Packard, acting as an individual. Mr. Packard is not a participant in the solicitation of proxies from Hewlett-Packard stockholders being conducted by Walter B. Hewlett, Edwin E. van Bronkhorst and The William R. Hewlett Revocable Trust.

FIELD RESEARCH CORPORATION	FOUNDED IN 1945 BY MERVIN FIELD

FOR RELEASE WEDNESDAY, FEBRUARY 20, 2002	Contact:	E. Deborah Jay, Ph.D. President/CEO Field Research Corporation (415) 392-5763, ext. 303

Poll of HP’s Corvallis Employees Finds Strong Opposition to
the Company’s Proposed Merger with Compaq

Hewlett-Packard’s proposed merger with Compaq Corporation is opposed by a two-to-one majority of HP employees living in the Corvallis, Oregon area, according to a poll conducted by Field Research Corporation. The Field survey of HP employees shows that they disfavor the merger 63% to 31%. Employee opposition to the merger is broad-based, and includes majorities of long-time employees and more recent hires, males and females, and spans all age and most job categories.

A companion survey of former HP employees living in the Corvallis area finds 59% opposed to the proposed merger, 20% in favor and 21% having no opinion.

These results come from a just completed random sample survey of HP employees living in the Corvallis area by Field Research Corporation of San Francisco, an independent public opinion research organization. The poll was conducted over a five-day period ending Monday, February 18. It was commissioned by David W. Packard in an attempt to assess HP employee views about the proposed merger. Employees were assured anonymity in their survey participation. HP’s Corvallis site was chosen for the poll because of the area’s relatively high concentration of employees to the general population.

The survey included the following specific questions: employees’ degree of satisfaction working for HP, whether they believed HP was a better or worse place to work now than when they first started, their opinions about the company’s overall direction, employee attentiveness to news about the merger, and their overall opinion of the plan. Those supporting or opposing the merger were also asked to volunteer their reasons for the views that they held.

According to the survey, the main volunteered reasons offered by the 63% of employees opposed to the proposed merger include these: “Compaq doesn’t add enough value/worried about Compaq’s profitability/PCs are a commodity business” (31%), followed by “lack of confidence in HP’s top management, CEO Carly Fiorina, the HP Board” (23%), “would like to see HP go in another direction/merger is bad for HP” (19%), “merger costs too much, too risky/adds too much debt/will hurt HP’s profitability” (17%), “fear there will be layoffs/risks my job, the jobs of others” (16%), “mergers this size don’t usually work/HP won’t realize the benefits management is saying” (14%), and “the merger runs counter to the HP way/ignores HP’s history/not the way Hewlett and Packard ran things” (13%).

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

The main reasons given by the 31% of employees favoring the proposed merger are these: “it would make HP stronger, bigger, more competitive/adds to long-term success” (34%), “it moves the company ahead/HP shouldn’t stand still/an ambitious move” (17%), “have confidence, trust in HP management, CEO Carly Fiorina, the HP Board” (15%) and “HP needs new products/needs the added market share/will make HP #1 in several new areas” (13%).

Two-to-one opposition to the merger

Greater than six in ten Corvallis-area HP employees (63%) say they oppose the proposed HP- Compaq merger, compared with 31% of workers who favor the plan; another 6% have no opinion. Former HP employees living in the Corvallis area hold similar views. By a nearly three to one margin (59% to 20%) former employees oppose the plan, although 21% have no opinion.

Table 1
Opinion of the proposed HP-Compaq merger
(among current and former HP employees)

	Current Employees		Former Employees

Oppose strongly	38%		33%
		}63%		}59%
Oppose somewhat	25		26
Favor somewhat	20		13
		}31%		}20%
Favor strongly	11		7
No opinion/no comment	6		21

Question asked: What is your own personal opinion of the proposed HP-Compaq merger?

Employee opposition broad-based

Employee opposition to the proposed merger is broad-based, with majorities of nearly all worker subgroups opposed to the merger. The employee subgroups displaying the strongest opposition to the plan are long-time HP employees, those age 40 or older and those who report that they are following news about the merger “very closely.” The only subgroup in which a majority is not opposed are managers, who divide 48% in favor of the merger and 43% who are opposed.

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

Table 2
Current employees’ opinion of the proposed HP-Compaq merger
- by subgroup

	Oppose	Oppose	Favor	Favor	No
	Strongly	Somewhat	Somewhat	Strongly	Opinion

Total current employees	38%	25	20	11	6
Tenure with HP
10 years or less	34%	25	24	9	8
More than 10 years	44%	23	15	12	6
Job category at HP
Management*	25%	18	16	32	9
Technical	40%	28	19	7	6
Production*	40%	19	28	6	7
Other*	43%	21	19	10	7
Attentiveness to merger
Following very closely	49%	17	15	14	5
Following somewhat closely	27%	34	25	8	6
Gender
Male	39%	25	20	11	5
Female	37%	22	20	9	12
Age
Under 40	25%	30	25	12	8
40 or older	45%	22	17	10	6

*     Relatively small sample base.

**     Less than 1/2 of 1%

Question asked: What is your own personal opinion of the proposed HP-Compaq merger?

Volunteered reasons for opposing the merger

Employees who said they opposed or favored the proposed merger were asked to state in their own words their reasons for holding the opinions that they did. Answers were recorded verbatim during the interview and later coded into general categories of response.

The most frequent reason given by employees for opposing the merger is that “Compaq doesn’t add enough value/worried about Compaq’s profitability/PCs are a commodity business” (31%). The second most frequent reason for opposition to the merger is employees’ “lack of confidence in HP’s top management, CEO Carly Fiorina, the HP Board” (23%). Other reasons offered by significant proportions of employees opposed to the merger include these: “would like to see HP go in another

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

direction/merger is bad for HP” (19%), “merger costs too much, too risky/adds too much debt/will hurt HP’s profitability” (17%), “fear there will be layoffs/risks my job, the job of others” (16%), “mergers this size don’t usually work/HP won’t realize the benefits management is saying” (14%) and “the merger runs counter to the HP way/ignores HP’s history/not the way Hewlett and Packard ran things” (13%).

Table 3 following provides the full range of responses given by employees opposed to the merger.

Table 3
Reasons current employees give for opposing the proposed merger
(among employees opposing the merger)

Compaq doesn’t add enough value/worried about Compaq’s profitability/ PCs are a commodity business	31%
Lack of confidence in HP’s top management, CEO Carly Fiorina, the HP Board	23
Would like to see HP go in another direction/merger is bad for HP	19
Merger costs too much, too risky/adds too much debt/will hurt HP’s profitability	17
I fear there will be layoffs/it risks my job, the jobs of others	16
Mergers of this size don’t usually work/HP won’t realize the benefits that management is saying	14
The merger runs counter to the HP way/ignores HP’s history/not the way Hewlett and Packard ran things	13
HP should place more emphasis on its core strengths, innovation, printing, imaging, other technologies	9
It’s not necessary/HP doesn’t need this merger	8
Don’t like the large retention bonuses to top management	5
The Packard and Hewlett families are against it/I respect their opinions/don’t like the personal attacks being made against them	5
HP needs to solve its own problems within the PC division, not take on the problems of others	4
Other mentions (less than 3% each)	7
No comment/I’d rather not say/No answer	3

Adds to more than 100% due to multiple mentions

Question asked: What are some of the reasons why you oppose the merger? Any other reasons?

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

Volunteered reasons for favoring the merger

The most common answer provided by employees who support the merger is that it “would make HP stronger, bigger, more competitive/adds to long-term success” (34%). The next most frequently cited reasons are that “it moves the company ahead/HP shouldn’t stand still/an ambitious move” (17%), “have confidence, trust in management, CEO Carly Fiorina, the HP Board” (15%) and “HP needs new products/needs the added market share/will make HP #1 in several new areas” (13%).

Table 4 following provides the full range of answers given by employees for supporting the merger.

Table 4
Reasons current employees give for favoring the proposed merger
(among employees favoring the merger)

It would make HP stronger, bigger, more competitive/adds to long-term success	34%
Moves the company ahead/HP shouldn’t stand still/an ambitious move	17
Have confidence, trust in management, CEO Carly Fiorina, the HP Board	15
HP needs new products/needs the added market share/will make HP #1 in several new areas	13
Compaq is a good company/makes good PCs, good products	10
It will make HP more diversified, provide more systems solutions for customers	9
It would mean HP could bundle more printers if it sells more PCs	7
HP would gain intellectual capital	2
Other comments (less than 2% each)	13
No comment/I’d rather not say/No answer	10

Adds to more than 100% due to multiple mentions

Question asked: What are some of the reasons why you favor the merger? Any other reasons?

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

Worker satisfaction high

Greater than eight in ten (82%) employees say they are very (47%) or somewhat satisfied (35%) working for HP, compared to only 17% who are dissatisfied.

High levels of job satisfaction are reported by both long-time HP employees and those who have been with the company for ten years or less.

Table 5
Overall employee satisfaction working for HP

		Tenure with HP

	Current	10 years	More than
	employees	or less	10 years

Very satisfied	47%	46%	49%
Somewhat satisfied	35	40	28
Somewhat dissatisfied	11	10	13
Very dissatisfied	6	3	9
No opinion	1	1	1

Question asked: Overall, how satisfied are you working for HP?

But, employees not as positive about HP as they once were

Despite their high job satisfaction, HP workers generally describe the company as being a worse place to work now than when they first started. Almost two in three current employees (65%) take this position, while just 12% feel it is now a better place to work. Long-time HP employees are especially critical of the changes they believe to have taken place in the company compared to when they first started.

Table 6
Is HP a better or worse place to work
since you first started working there?

		Tenure with HP

	Current	10 years	More than
	employees	or less	10 years

Worse	65%	60%	74%
Better	12	14	8
No change (volunteered)	19	22	14
No opinion	4	4	4

Question asked: In your opinion, is HP now a better place to work compared to when you first started or a worse place to work?

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

Plurality believes HP is moving in the wrong direction

More HP workers feel the company is generally moving off on the wrong track (46%) rather than moving in the right direction (38%). Slightly over half (51%) of long-time workers feel this way, with about one-third (32%) saying the company is moving in the right direction. Workers who have been with HP for ten years or less are evenly divided on this, with 43% feeling the company is on the wrong track and 42% saying it is moving in the right direction.

Table 7
Is HP generally moving in the right direction
or is it off on the wrong track?

		Tenure with HP

	Current	10 years	More than
	employees	or less	10 years

Wrong track	46%	43%	51%
Right direction	38	42	32
No opinion	16	15	17

Question asked: Thinking about the company overall, do you think HP is generally moving in the right direction or is it off on the wrong track?

Workers closely following merger developments

Greater than nine in ten employees (93%) say they are following the news about the HP-Compaq merger very (54%) or somewhat closely (39%). Just 7% say they are not following news of the merger closely. Virtually all long-time employees (97%) are closely monitoring merger developments, as are 89% of employees with 10 years or less of job tenure.

Table 8
Employee attentiveness to the proposed HP-Compaq merger

		Tenure with HP

	Current	10 years	More than
	employees	or less	10 years

Following very closely	54%	48%	63%
Following somewhat closely	39	41	34
Not following too closely	5	8	2
Not following closely at all	2	2	1
No opinion	**	1	—

**  Less than 1/2 of 1%

Question asked: Recently HP announced plans to merge with Compaq Corporation. How closely have you been following the proposed HP-Compaq merger?

FIELD RESEARCH CORPORATION

Employee opposition to merger
February 20, 2002

About the Survey

The findings in this report are based on a random sample of 445 current and 226 former employees of the Hewlett-Packard Company living in Benton County or Linn County, Oregon. The survey was conducted by Field Research Corporation, an independent public opinion research organization at the behest of David W. Packard. Interviewing was conducted February 14 — 18, 2002 by telephone from Field’s central location telephone interviewing facilities. HP employee and former employee households were randomly sampled from all telephone households in Benton and Linn counties, with all poll respondents assured of their anonymity throughout the interview. HP’s Corvallis site was chosen for the poll because of the area’s relatively high concentration of employees to the general population.

According to statistical theory, 95% of the time results from the overall sample of current HP employees would have a sampling error of approximately +/- 5 percentage points. Findings from the sample of former employees have a sampling error of approximately +/- 6 percentage points. The sampling error estimates for subgroups of the employee sample would be larger.

About Field Research Corporation

Founded in 1945 by Mervin Field, Field Research Corporation is a nationally respected full-service marketing and public opinion research firm. Field Research professionals conduct local, state, national and international research for clients in the public and private sectors. The company specializes in full-service research, typically executing all project phases from initial conceptualization and design through analysis and reporting. Areas of proven expertise include research design, sample selection, questionnaire development, data collection, data processing and quantitative and qualitative data analysis. Field Research employs a variety of systematic data collection methods, including computer-assisted telephone interviewing (CATI), mail and web-based surveys, and personal interviews both in-home and at other locations. Telephone interviewing is frequently conducted in Spanish as well as English, and the company also offers interviewing services in Chinese (Mandarin and Cantonese), Korean, Vietnamese, and Tagalog. One of the company’s best known activities is the nationally quoted Field Poll, which for more than fifty years has been charting public opinion trends in the state of California on social, political and economic issues.

FIELD RESEARCH CORPORATION	FOUNDED IN 1945 BY MERVIN FIELD

FOR RELEASE MONDAY, FEBRUARY 25, 2002	Contact:	E. Deborah Jay, Ph.D. President/CEO Field Research Corporation (415) 392-5763, ext. 303

HP’s Boise Employees as Strongly Opposed to the Company’s
Proposed Merger with Compaq as Its Corvallis Employees

A just completed survey of Hewlett-Packard employees living in the Boise, Idaho area finds them to be as strongly opposed to the company’s proposed merger with Compaq Corporation as an earlier survey of HP’s Corvallis, Oregon employees. The latest survey, completed over a six-day period ending Sunday, February 24 shows Boise-area HP employees opposing the merger by 63% to 26%. This greater than two to one margin of opposition is very similar to employee sentiments found among HP’s Corvallis employees surveyed last week (63% opposed vs. 31% in favor).

A companion survey of former employees of HP living in the Boise area also finds greater than three to one opposition to the proposed merger (57% to 18%).

Both the Boise and Corvallis surveys were completed by Field Research Corporation for David W. Packard in an attempt to assess HP employee views toward the proposed HP-Compaq merger. Employees were surveyed by telephone at their place of residence and promised anonymity.

The Boise survey included the same questions as the survey of Corvallis employees. The survey collected information about employees’ degree of satisfaction working for HP, whether they believed HP was a better or worse place to work now than when they first started, their opinions about the company’s overall direction, employee attentiveness to news about the merger, and their overall opinion of the plan. Those supporting or opposing the merger were also asked to volunteer their reasons for the views that they held.

A newspaper ad appeared in local Corvallis newspapers prior to the survey in that area. It was sponsored by David W. Packard, urging all HP employees to participate in the survey regardless of how they felt about the proposed merger. No such ad preceded the employee survey in the Boise area. The vast majority of current HP employees identified and reached in both the Corvallis area (89%) and the Boise area (86%) agreed to participate in the survey.

As with HP employees in the Corvallis area, the main volunteered reasons offered by the 63% of current HP employees in the Boise area opposed to the proposed merger include these: “Compaq doesn’t add enough value/worried about Compaq’s profitability/PCs are a commodity business” (38%), a “lack of confidence in HP’s top management, CEO Carly Fiorina, the HP Board” (30%), “fear there will be layoffs/risks my job, the jobs of others” (22%), and “would like to see HP go in another direction/merger is bad for HP” (22%). Other frequently cited reasons for employee opposition to the plan are these: “merger costs too much, too risky/adds too much debt/will hurt HP’s profitability” (17%), “mergers this size don’t usually work/HP won’t realize the benefits management is saying” (15%), and “the merger runs counter to the HP way/ignores HP’s history/not the way Hewlett and Packard ran things” (10%).

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

The two main reasons given by the 26% of Boise employees favoring the proposed merger are these: “it would make HP stronger, bigger, more competitive/adds to long-term success” (44%) and “it moves the company ahead/HP shouldn’t stand still/an ambitious move” (34%). Other somewhat less frequently cited arguments made by merger supporters are: “HP needs new products/needs the added market share/will make HP #1 in several new areas” (15%) and “have confidence, trust in HP management, CEO Carly Fiorina, the HP Board” (10%).

Greater than two-to-one opposition to the proposed merger in Boise and Corvallis

Greater than six in ten (63%) Boise and Corvallis-area HP employees say they oppose the proposed HP-Compaq merger. This compares with 26% of workers in the Boise area and 31% of those in the Corvallis area who favor the plan; 11% of workers in the Boise area and 6% of those in the Corvallis area have no opinion.

Table 1
Current HP employees’ opinion of the proposed HP-Compaq merger
(among current HP employees in Boise and Corvallis)

	Boise		Corvallis

Oppose strongly	39%		38%
		}63%		}63%
Oppose somewhat	24		25
Favor somewhat	17		20
		}26%		}31%
Favor strongly	9		11
No opinion/no comment	11		6

Question asked: What is your own personal opinion of the proposed HP-Compaq merger?

Former HP employees expressed similar views, with 57% in the Boise area and 59% in the Corvallis area opposing the plan. This compares with 18% of former HP employees in the Boise area and 20% of former HP employees in the Corvallis area who support the plan. A little over one in five former HP employees in the Boise area (25%) and the Corvallis area (21%) expressed no opinion.

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

Table 2
Former HP employees’ opinion of the proposed HP-Compaq merger
(among former HP employees in Boise and Corvallis)

	Boise		Corvallis

Oppose strongly	35%		33%
		}57%		}59%
Oppose somewhat	22		26
Favor somewhat	15		13
		}18%		}20%
Favor strongly	3		7
No opinion/no comment	25		21

Question asked: What is your own personal opinion of the proposed HP-Compaq merger?

Volunteered reasons for opposing the proposed merger

HP employees who said they opposed or favored the proposed merger were asked to state in their own words their reasons for holding the opinions that they did. Answers were recorded verbatim during the interview and later coded into general categories of response.

As with HP employees in the Corvallis area, the most frequent reason given by current HP employees in the Boise area for opposing the merger is that “Compaq doesn’t add enough value/worried about Compaq’s profitability/PCs are a commodity business” (38%). The second most frequent reason for opposition to the merger among HP employees in the Boise area is their “lack of confidence in HP’s top management, CEO Carly Fiorina, the HP Board” (30%). Both of these reasons are cited by somewhat larger proportions of Boise than Corvallis employees. A larger proportion of current HP employees opposing the merger in the Boise area than in the Corvallis area also offers the view that they “fear there will be layoffs/risks my job, the jobs of others” (22% versus 16%). Other reasons offered by significant proportions of current HP employees in the Boise area opposed to the merger include these: “would like to see HP go in another direction/merger is bad for HP” (22%), “merger costs too much, too risky/adds too much debt/will hurt HP’s profitability” (17%), “mergers this size don’t usually work/HP won’t realize the benefits management is saying” (15%), and “the merger runs counter to the HP way/ignores HP’s history/not the way Hewlett and Packard ran things” (10%).

Table 3 provides the full range of responses given by employees opposed to the proposed merger.

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

Table 3
Reasons current employees give for opposing the proposed merger
(among employees opposing the merger in Boise and Corvallis)

	Boise	Corvallis

Compaq doesn’t add enough value/worried about Compaq’s profitability/ PCs are a commodity business	38%	31%
Lack of confidence in HP’s top management, CEO Carly Fiorina, the HP Board	30	23
I fear there will be layoffs/it risks my job, the jobs of others	22	16
Would like to see HP go in another direction/merger is bad for HP	22	19
Merger costs too much, too risky/adds too much debt/will hurt HP’s profitability	17	17
Mergers of this size don’t usually work/HP won’t realize the benefits that management is saying	15	14
The merger runs counter to the HP way/ignores HP’s history/not the way Hewlett and Packard ran things	10	13
It’s not necessary/HP doesn’t need this merger	8	8
HP should place more emphasis on its core strengths, innovation, printing, imaging, other technologies	6	9
The Packard and Hewlett families are against it/I respect their opinions/don’t like the personal attacks being made against them	5	5
Don’t like the large retention bonuses to top management	3	5
HP needs to solve its own problems within the PC division, not take on the problems of others	2	4
Other mentions	8	7
No comment/I’d rather not say/No answer	1	3

Adds to more than 100% due to multiple mentions

Question asked: What are some of the reasons why you oppose the merger? Any other reasons?

Volunteered reasons for favoring the proposed merger

As with HP employees in the Corvallis area, the most common answer volunteered by current HP employees in the Boise area who support the merger is that it “would make HP stronger, bigger, more competitive/adds to long-term success” (44%). The next most frequently cited reason by HP employees in the Boise area is that “it moves the company ahead/HP shouldn’t stand still/an ambitious move” (34%). Other reasons offered by significant proportions of current HP employees in the Boise area favoring the proposed merger include these: “HP needs new products/needs the added market share/will make HP #1 in several new areas” (15%) and “have confidence, trust in HP management, CEO Carly Fiorina, the HP Board” (10%).

Table 4 provides the major categories of response given by employees for supporting the merger.

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

Table 4
Reasons current employees give for favoring the proposed merger
(among employees favoring the merger in Boise and Corvallis)

	Boise	Corvallis

It would make HP stronger, bigger, more competitive/adds to long-term success	44%	34%
Moves the company ahead/HP shouldn’t stand still/an ambitious move	34	17
HP needs new products/needs the added market share/will make HP #1 in several new areas	15	13
Have confidence, trust in management, CEO Carly Fiorina, the HP Board	10	15
It will make HP more diversified, provide more systems solutions for customers	8	9
Compaq is a good company/makes good PCs, good products	5	10
Other comments	18	22
No comment/I’d rather not say/No answer	2	10

Adds to more than 100% due to multiple mentions

Question asked: What are some of the reasons why you favor the merger? Any other reasons?

Worker satisfaction high among both Boise area and Corvallis area HP employees

Greater than eight in ten current HP employees in the Boise area (84%) and the Corvallis area (82%) say they are very or somewhat satisfied working for HP. This compares with only 15% of current HP employees in the Boise area and only 17% of those in the Corvallis area who say they are very or somewhat dissatisfied working for HP.

Table 5
Overall employee satisfaction working for HP

	Boise	Corvallis

Very satisfied	41%	47%
Somewhat satisfied	43	35
Somewhat dissatisfied	12	11
Very dissatisfied	3	6
No opinion	1	1

Question asked: Overall, how satisfied are you working for HP?

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

But, both Boise area and Corvallis area HP employees not as positive about HP as they once were

Despite their high job satisfaction, current HP workers in both the Boise and Corvallis areas generally describe the company as being a worse place to work now than when they first started. More than seven in ten (71%) HP employees in the Boise area take this position, while just 9% feel it is now a better place to work. This compares with 65% of current HP employees in the Corvallis area who describe the company as being a worse place to work and 12% who feel it is a better place to work.

Table 6
Is HP a better or worse place to work since
you first started working there?

	Boise	Corvallis

Worse	71%	65%
Better	9	12
No change (volunteered)	15	19
No opinion	5	4

Question asked: In your opinion, is HP now a better place to work compared to when you first started or a worse place to work?

Like Corvallis area employees, plurality of Boise employees believes HP is moving in the wrong direction

Among current HP employees, more feel the company is generally moving off on the wrong track (46% in both the Boise and Corvallis areas) rather than moving in the right direction (34% in the Boise area and 38% in the Corvallis area), with the remaining employees expressing no opinion (20% in the Boise area and 16% in the Corvallis area).

Table 7
Is HP generally moving in the right direction
or is it off on the wrong track?

	Boise	Corvallis

Wrong track	46%	46%
Right direction	34	38
No opinion	20	16

Question asked: Thinking about the company overall, do you think HP is generally moving in the right direction or is it off on the wrong track?

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

HP workers in both the Boise and Corvallis areas closely following merger developments

About nine in ten current HP employees in the Boise area (89%) say they are following the news about the HP-Compaq merger very closely (55%) or somewhat closely (34%). Just 10% say they are not following news of the merger closely. This compares with 93% of current HP employees in the Corvallis area who say they are following the news about the HP-Compaq merger very closely (54%) or somewhat closely (39%), with only 7% who say they are not following news of the merger closely.

Table 8
Employee attentiveness to the proposed HP-Compaq merger

	Boise	Corvallis

Following very closely	55%	54%
Following somewhat closely	34	39
Not following too closely	7	5
Not following closely at all	3	2
No opinion	1	**

**     Less than 1/2 of 1%

Question asked: Recently HP announced plans to merge with Compaq Corporation. How closely have you been following the proposed HP-Compaq merger?

FIELD RESEARCH CORPORATION

HP’s Boise employees opposed to merger
February 25, 2002

About the Surveys

The Boise-area findings are based on a random sample of 235 current and 237 former employees of the Hewlett-Packard Company living in Ada County, Idaho. The Corvallis-area findings are based on a random sample of 445 current and 226 former employees of HP living in Benton County and Linn County, Oregon. Each survey was conducted by Field Research Corporation, an independent public opinion research organization, at the behest of David W. Packard, by telephone from Field’s central location telephone interviewing facilities. Current and former HP employees in the Boise area were randomly sampled from all telephone households in Ada County, Idaho, while current and former HP employees in the Corvallis area were randomly sampled from all telephone households in Benton and Linn counties, Oregon. All poll respondents were assured of their anonymity throughout the interview. HP’s Boise and Corvallis sites were chosen for the polls because of each area’s relatively high concentration of employees to the general population.

According to statistical theory, 95% of the time results from the overall sample of current or former HP employees in the Boise area would have a sampling error of approximately +/- 6.4 percentage points, while findings from the Corvallis area HP employees have a sampling error of +/- 5 percentage points.

About Field Research Corporation

Founded in 1945 by Mervin Field, Field Research Corporation is a nationally respected full-service marketing and public opinion research firm. Field Research professionals conduct local, state, national and international research for clients in the public and private sectors. The company specializes in full-service research, typically executing all project phases from initial conceptualization and design through analysis and reporting. Areas of proven expertise include research design, sample selection, questionnaire development, data collection, data processing and quantitative and qualitative data analysis. Field Research employs a variety of systematic data collection methods, including computer-assisted telephone interviewing (CATI), mail and web-based surveys, and personal interviews both in-home and at other locations. Telephone interviewing is frequently conducted in Spanish as well as English, and the company also offers interviewing services in Chinese (Mandarin and Cantonese), Korean, Vietnamese, and Tagalog. One of the company’s best known activities is the nationally quoted Field Poll, which for more than fifty years has been charting public opinion trends in the state of California on social, political and economic issues.